AMENDMENT AGREEMENT NO. 8

         AMENDMENT AGREEMENT NO. 8, effective as of April 15, 2002 (this "Amendment"), to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 15, 1999 (as heretofore amended and as may be further amended, modified or supplemented from time to time the "Credit Agreement"), among GENTLE DENTAL SERVICE CORPORATION, a Washington corporation ("Dental Service"), GENTLE DENTAL MANAGEMENT, INC., a Delaware corporation ("Dental Management"; Dental Service and Dental Management, each a "Borrower" and collectively, the "Borrowers"), the Guarantors named therein, the financial institutions from time to time party thereto (collectively, the "Lenders"), UNION BANK OF CALIFORNIA, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and JPMORGAN CHASE BANK, formerly known as THE CHASE MANHATTAN BANK, as syndication agent for the Lenders (in such capacity, the "Syndication Agent").

         WHEREAS, the Borrowers have requested that the Lenders amend, and the Lenders have agreed to amend, the Credit Agreement in certain respects;

         NOW, THEREFORE, the Borrowers, the Guarantors, the Lenders, the Administrative Agent and the Syndication Agent hereby agree as follows:

SECTION 1. CAPITALIZED TERMS. Capitalized terms used herein and not defined shall have the respective meanings assigned to such terms in the Credit Agreement.

SECTION 2. AMENDMENTS TO THE CREDIT AGREEMENT. Upon the fulfillment of the conditions set forth in Section 5 hereof, the Credit Agreement is hereby amended as follows:

         DEFINITIONS. 1. Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions:

         "Amendment Fee" shall mean the fees earned by the Lenders pursuant to
Section 2.06(a).

         "Amendment Fee Date" shall mean July 1, 2002 or October 1, 2002 or such later Repayment Date on which a portion of the Amendment Fee is scheduled to be earned pursuant to Section 2.06(a).

         "Eighth Amendment Date" shall mean April 15, 2002.

         "Fee" shall mean the fees specified in Section 2.06, including the Amendment Fee.

         "PIK Amounts" shall mean all PIK Fees and PIK Interest.

         "PIK Fee" shall mean the fees that are paid-in-kind pursuant to Sections 2.06 and 2.17.

         "PIK Interest" shall mean interest accrued on the Loans at the PIK Interest Rate, which shall be paid-in-kind pursuant to Section 2.05(c).

         "PIK Interest Rate" shall mean the incremental rate at which interest (to be paid-in-kind) shall accrue on the Loans equal to 1.00% from the Eighth Amendment Date through March 31, 2003 and 2.00% from April 1, 2003 through the Final Maturity Date.

         "Quarterly Amount" shall mean an amount equal to $6,428,571.42 for each Repayment Date.

         "Seller/Earnout Payments" shall mean cash payments in respect of Seller Notes and Earnout Arrangements made during the period from April 8, 2002 through April 30, 2003.

A. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of the terms `Adjusted Senior Debt', `Bank Loans', `EBITDA', `Interest Margin', `Leverage Ratio' and `Term Loan' and inserting the following in lieu thereof:

         "Adjusted Senior Debt" shall mean, at any date, (i) the outstanding principal amount of Bank Loans, exclusive of PIK Amounts and "PIK Amounts", as defined in the 2000 Credit Agreement, plus (ii) Capitalized Lease Obligations.

         "Bank Loans" shall mean Loans, including PIK Amounts that have accrued and been earned pursuant hereto, and "Loans", as defined in the 2000 Credit Agreement, including "PIK Amounts", as defined in the 2000 Credit Agreement, that have accrued and been earned pursuant to the 2000 Credit Agreement.

         "EBITDA" shall mean, with respect to any person for any period, without duplication, the sum of (i) Net Income, (ii) Interest Expense, (iii) depreciation and amortization and other non-cash items (other than any provision for bad debt) properly deducted in determining Net Income and
         (iv) federal, state and local income taxes, in each case of such person for such period minus interest income, calculated in accordance with GAAP.

         "Interest Margin" shall mean, effective on the Eighth Amendment Date, with respect to any Eurodollar Loan, 7.50% or, with respect to any Alternative Base Loan, 5.75% plus in each case the PIK Interest Rate. Notwithstanding the foregoing, effective on October 1, 2002, each of the foregoing Interest Margins shall be increased by 1.00%.

         "Leverage Ratio" shall mean, with respect to any person for any period, the ratio of (i) Adjusted Senior Debt as at the date of determination to (ii) EBITDA of such person for such period. For purposes of calculating the Leverage Ratio for the period ending March 31, 2002, EBITDA for the fiscal quarter then ended shall be multiplied by 4; for purposes of calculating the Leverage Ratio for the period ending June 30, 2002, EBITDA for the two fiscal quarters then ended shall be multiplied by 2; for purposes of calculating the Leverage Ratio for the period ending September 30, 2002, EBITDA for the three fiscal quarters then ended shall be multiplied by 1.33; and for purposes of calculating the Leverage Ratio for all subsequent periods EBITDA for the four fiscal quarters then ended shall be used.

          "Term Loan" shall mean the Term Loan made on the Conversion Date pursuant to Sections 2.01(b) and 2.02 hereof, and shall include PIK Amounts that have accrued and been earned pursuant hereto.

                  THE LOANS.

B. Section 2.04(c) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

                  "(c) Subject to Section 2.09(g), the aggregate principal amount of the Term Loan, as evidenced by the Term Notes, shall be payable in consecutive quarterly installments on the first Business Day of each October, January, April and July of each year and the Final Maturity Date (the date of each such installment, a "Repayment Date"). Commencing July 1, 2002, such installments shall be in the amounts set forth opposite each Repayment Date in the table below:

Date                                          Amount*
----                                          -------
July 1, 2002                                  $267,326.73
October 1, 2002                                267,326.73
January 1, 2003                                267,326.73
April 1, 2003                                6,428,571.42
July 1, 2003                                 6,428,571.42
September 30, 2003                          57,055,162.46
-------------------
* Amount shown does not include PIK Amounts.


                  Such payments shall be distributed ratably among the Lenders in accordance with their pro rata share of the Term Loan. Notwithstanding anything herein to the contrary, the final installment under each Term Note shall be in the amount of the unpaid principal balance of such Term Note and shall be payable on the Final Maturity Date.

                  To the extent not previously paid, the Term Loan, including all PIK Amounts, shall be due and payable in cash on the Final Maturity Date. Each Term Note shall evidence PIK Amounts accruing with respect to the Term Loan of such Lender and shall bear interest from its date on the outstanding principal balance thereof (including any accrued PIK Amounts), as provided in Section 2.05. All principal payments in respect of the Term Loan shall be accompanied by accrued interest on the principal amount being repaid to the date of payment. No scheduled payment of principal in respect of the Term Loan shall be made to the extent that a lesser principal payment would result in the payment in full of the outstanding amount of the Term Loan (including PIK Amounts), and such lesser amount is paid."

C. Section 2.05(c) of the Credit Agreement is hereby amended by deleting the first sentence thereof and inserting the following in lieu thereof:

                  "Interest on the Term Loan shall be payable in arrears in cash on each applicable Interest Payment Date and on the Final Maturity Date, as applicable, except that PIK Interest shall be paid-in-kind on the first Business Day of each month and the Final Maturity Date."

D. Section 2.05 of the Credit Agreement is further amended by adding the following as Section 2.05(d):

                  "(d) Interest on PIK Amounts shall accrue at the Alternate Base Rate plus the Interest Margin."

E. Section 2.06 of the Credit Agreement is hereby amended to read in full as follows:

                  "SECTION 2.06  Fees.
                                 ----

                  (a) Unless either (i) all Obligations have been paid in full on or before July 1, 2002 or (ii) an amount equal to the Quarterly Amount has been paid to the Lenders as a reduction in the principal amount of the Term Loans subsequent to the Eighth Amendment Date and on or prior to July 1, 2002, an Amendment Fee equal to $222,772.28 shall be earned on such date and paid-in-kind. Unless either (i) all Obligations have been paid in full on or before October 1, 2002 or (ii) an amount equal to the Quarterly Amount has been paid to the Lenders as a reduction in the principal amount of the Term Loans subsequent to the Eighth Amendment Date and on or prior to October 1, 2002, an additional Amendment Fee equal to $222,772.28 shall be earned on such date and paid-in-kind. If an amount equal to the Quarterly Amount is paid to the Lenders on or before an Amendment Fee Date, the portion of the Amendment Fee otherwise scheduled to be earned on such Amendment Fee Date shall be earned on the next Repayment Date for which an amount equal to the Quarterly Amount is not paid to the Lenders, and the portion of the Amendment Fee, if any, otherwise scheduled to be earned on such next Repayment Date shall be earned on the following Repayment Date for which an amount at least equal to the Quarterly Amount is not paid to the Lenders. If the Borrowers pay the Quarterly Amount on each Repayment Date, no Amendment Fee shall be earned.

                  (b) Each Lender shall earn a Fee (i) on the Eighth Amendment Date equal to one percent (1.00%) of its portion of the Term Loan outstanding on such date, (ii) on October 1, 2002 equal to two percent (2.00%) of its portion of the Term Loan outstanding on such date and
         (iii) on April 1, 2003 equal to three percent (3.00%) of its portion of the Term Loan outstanding on such date. Each fee shall be paid-in-kind.

                  (c) The Lenders and the "Lenders" under the 2000 Credit Agreement shall shall earn a Fee on each Repayment Date occurring after the date on which the Borrowers shall have made aggregate Seller/Earnout Payments in excess of $7,000,000. Such Fee shall equal one-half of the Seller/Earnout Payments paid in the fiscal quarter ended immediately prior to such Repayment Date, but only to the extent, in the case of the first such Fee to be earned, all Seller/Earnout Payments exceed $7,000,000 in the aggregate, and shall be paid-in-kind (for the ratable benefit of the Lenders hereunder and the "Lenders" under the 2000 Credit Agreement). The certificate of the Financial Officer of each Borrower pursuant to Section 6.05(e), commencing with the fiscal quarter ending June 30, 2002, shall show the amount of the Seller/Earnout Payments for such fiscal quarter and on a cumulative basis.

                   (d) Each Fee shall bear interest commencing on the date earned in the same manner as, and at the rate equal to the rate borne by, an Alternate Base Loan from time to time, and shall be payable to each Lender in an amount equal to each Lender's pro rata share of the outstanding principal balance of the Term Loans."

F. Section 2.09 of the Credit Agreement is hereby amended by deleting paragraph
(e) thereof.

G. Section 2.09 of the Credit Agreement is hereby amended by deleting paragraph
(g) thereof and inserting the following in lieu thereof:

                  "(g) Voluntary prepayments of the Term Loan shall be applied pro rata (based on the aggregate of the unpaid amount of the Term Loan under this Agreement and the unpaid principal amount of the Term Loan under the 2000 Credit Agreement) and, with respect to the portion being applied to the Term Loan under this Agreement, to the installments due on the next four consecutive Repayment Dates from receipt of the prepayment in direct order of maturity and then on a pro rata basis over the remaining Repayment Dates. Payments pursuant to paragraph (d) or (f) above or paragraph (k) below shall be applied pro rata (based on the aggregate of the unpaid principal amount of the Term Loan under this Agreement and the unpaid principal amount of the Term Loan under the 2000 Credit Agreement) and, (i) with respect to the portion of payments pursuant to paragraph (d) or (f) above being applied to the Term Loan under this Agreement to the installments due on the next four consecutive Repayment Dates from receipt of the prepayment in direct order of maturity and then on a pro rata basis over the remaining Repayment Dates to the extent of such prepayment, and (ii) with respect to the portion of payments pursuant to paragraph (k) below being applied to the Term Loan under this Agreement, to the amounts due on the Final Maturity Date. Any prepayments required by paragraphs (d),
         (f) and (k) shall be applied first to outstanding Alternate Base Loans and then to outstanding Eurodollar Loans. When making a prepayment, whether mandatory or otherwise, pursuant to paragraphs (a)-(f) above or paragraph (k) below, the Borrowers shall furnish to the Administrative Agent, not later than 11:00 A.M. (Los Angeles, California time) three
         (3) Business Days prior to the date of such payment or prepayment, written, telex or facsimile notice (promptly confirmed in writing) of such prepayment which shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be paid or prepaid, which notice shall be irrevocable and shall commit the Borrowers to make such payment or prepayment in the amount stated therein on the date stated therein. All prepayments of Loans shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment."

H. Section 2.09 of the Credit Agreement is further amended by adding the following as paragraph (k):

                  "(k) In addition to the mandatory prepayments required by other subsections of this Section 2.09, on each date by which the Borrowers are required to deliver financial statements to the Administrative Agent pursuant to Section 6.05(b), commencing with the quarter ending June 30, 2002, the Borrowers shall make a mandatory prepayment of the Bank Loans in an amount equal to the excess, if any, by which all cash and Cash Equivalents, as shown on the balance sheet of the Borrowers and their subsidiaries, as of the end of such quarter, exceeds the sum of $4,000,000 plus the amortization payment and cash interest payments due with respect to the Bank Loans on the first day of the subsequent quarter, such payment or prepayment to be applied as set forth in paragraph (g) above; provided that, in determining available cash and Cash Equivalents for purposes of this mandatory prepayment, Borrowers' usual and customary practices regarding payments to vendors shall be observed, and Borrowers shall not accelerate payments to vendors or any other party as a means of reducing the amount of such mandatory prepayment."

I. Section 2.17 of the Credit Agreement is hereby amended to read in full as follows:

                  "SECTION 2.17 Incremental Fee. Upon execution of Amendment No. 6 to this Agreement, the Lenders and the "Lenders" under the 2000 Credit Agreement shall fully earn a fee equal to $2,000,000 (the "Incremental Fee"). The Incremental Fee shall be payable to the Administrative Agent (for the ratable benefit of the Lenders hereunder and the "Lenders" under the 2000 Credit Agreement) in the following manner: (i) $1,000,000 on September 30, 2001 and (ii) $1,000,000 on the
         Final Maturity Date; provided that the portion of the Incremental Fee due on September 30, 2001 shall be prepaid in whole or in part upon an asset sale or other disposition, a New Capital Transaction or receipt of a federal income tax refund as provided in Section 2.09; and provided further that the portion of the Incremental Fee referenced in clause (ii) above shall be paid-in-kind and bear interest commencing on the Eighth Amendment Date at a rate equal to the rate borne by Alternate Base Loans from time to time."

         AFFIRMATIVE COVENANTS. Section 6.16 of the Credit Agreement is hereby amended to read in full as follows.

                  "SECTION 6.16 Assignment of Contract. By May 1, 2002, provide to Administrative Agent an updated schedule to the Assignment of Contract listing all Management Agreements and related agreements with each Affiliated Dental Practice, in a form satisfactory to Administrative Agent and counsel to the Lenders."

         NEGATIVE COVENANTS. 1. Section 7.08 of the Credit Agreement is hereby amended, effective as of March 31, 2002, to read in full as follows:

                  "SECTION 7.08 Cash Flow. Permit Cash Flow at the end of the fiscal quarter ended March 31, 2002, the two-fiscal quarter period ending June 30, 2002, the three-fiscal quarter period ending September 30, 2002 and any four-fiscal quarter period ending thereafter to be less than the amounts shown below opposite such quarter end date:


                     Quarter Ending                            Cash Flow
        ------------------------------------------          -----------------

                March 31, 2002                                   $2,600,000

                June 30, 2002                                     4,300,000

                September 30, 2002                                8,900,000

                December 31, 2002                                14,100,000

                March 31, 2003                                   16,300,000

                June 30, 2003 and thereafter                     19,800,000"

J. Section 7.09 of the Credit Agreement is hereby amended, effective as of March 31, 2002, to read in full as follows:

                  "SECTION 7.09 Leverage Ratio. Permit the Leverage Ratio of Holdings and its subsidiaries (on a Consolidated basis) at the end of any fiscal quarter to be greater than:


                      Quarter Ending                             Ratio
        -------------------------------------------         -----------------

                March 31, 2002                                  6.57:1.00

                June 30, 2002                                   7.08:1.00

                September 30, 2002                              5.54:1.00

                December 31, 2002                               4.80:1.00

                March 31, 2003                                  4.18:1.00

                June 30, 2003 and thereafter                    3.51:1.00"

K. Section 7.10 of the Credit Agreement is hereby amended, effective on the Closing Date, to read in full as follows:

                  "SECTION 7.10 Liquidity. Permit the sum of (i) unused commitments under new debt financing ranked junior to the Obligations and junior to the 2000 Obligations plus (ii) cash on hand of the Borrowers, Holdings and other Guarantors on deposit with the Administrative Agent or subject to blocked account agreements, on the last day of each month ending after the Closing Date, to be less than $500,000."

EXHIBITS. Exhibit L to the Credit Agreement (Form of Covenant Compliance Certificate) is hereby amended to read as set forth in Exhibit L hereto.

SECTION 3. WAIVER AND CONSENT. A. Subject to the terms and conditions set forth herein, the Lenders hereby waive compliance with (i) Section 7.08 of the Credit Agreement (as in effect prior to this Amendment) for the four fiscal quarter period ended December 31, 2001 and with Section 7.09 of the Credit Agreement (as in effect prior to this Amendment) for the quarter ended December 31, 2001 and
(ii) Section 6.01 of the Credit Agreement with respect to DentalCo Management Services of Maryland, Inc., The Dental Center, Inc. and The Dental Center Adult, Inc. (the "Dissolving Companies").

         B. Subject to the terms and conditions set forth herein, and notwithstanding the provisions of Section 6.02 and Section 7.05 of the Credit Agreement, the Lenders hereby consent to the dissolution of the Dissolving Companies; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of the dissolution of any of the Dissolving Companies or shall result of any such dissolution, (ii) each such dissolution results in the assets (if any) of the Dissolving Company being assumed by Dental Service and (iii) simultaneously with each such dissolution, the Borrowers deliver to the Administrative Agent an officer's certificate, from an officer of the Dental Service, certifying (a) that (1) the assets (if any) of the Dissolving Company have been assumed by Dental Service and (2) the security interest of the Administrative Agent (for the ratable benefit of Lenders) in any assets of the Dissolving Companies is the subject of an effective financing statement in favor of the Administrative Agent and (b) balance sheets for Dental Service and each Dissolving Company immediately prior to the dissolution of such company and for Dental Service giving effect to such dissolution. Upon delivery of evidence of the dissolution of each Dissolving Company in form and substance satisfactory to the Administrative Agent and upon satisfaction of the provisions of the foregoing sentence, such Dissolving Company shall cease to be a "Grantor" under the Security Agreement and a Guarantor under the Credit Agreement and the stock of such Dissolving Company shall no longer be considered "Pledged Stock" or "Collateral" under the Pledge Agreement. Notwithstanding the foregoing, the security interest of the Administrative Agent (for the ratable benefit of the Lenders) in any assets of the Dissolving Companies shall continue.

                  C. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Borrowers herein contained, notwithstanding Section 7.17 of the Credit Agreement, the Lenders hereby consent to the amendments to the Senior Subordinated Note reflected in the amendment delivered pursuant to Section 5.8 hereof and the amendment to the Senior Subordinated Note requiring an increase of the rate of interest thereon,
(i) during such time as interest is not paid in cash, to not more than 17%, and
(ii) during such time (after payment of the Obligations in full) as interest is paid in cash, to not more than 13%, and payment of an amendment fee in the form of an allonge to the Senior Subordinated Note in form and substance satisfactory to the Administrative Agent and counsel to the Lenders in an amount not to exceed $2,000,000.

SECTION 4. LIMITATION OF WAIVER AND CONSENT. Without limiting the generality of the provisions of Section 11.08 of the Credit Agreement, the waiver and consent set forth in Section 3 shall be limited precisely as written and is provided solely with respect to (i) the noncompliance with Sections 6.01, 7.08 and 7.09 of the Credit Agreement as specified in Section 3, (ii) the dissolution of the Dissolving Companies and (iii) the amendment to the Senior Subordinated Note. Nothing in this Amendment shall be deemed to constitute (a) a waiver of noncompliance with Sections 6.01, 7.08 or 7.09 of the Credit Agreement other than as specified in Section 3, any dissolution of a Borrower or a Guarantor other than the dissolution of the Dissolving Companies or any other amendment to the Senior Subordinated Note, (b) a consent to or waiver of noncompliance with any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein or (c) a waiver of any other Event of Default.

SECTION 5. CONDITIONS PRECEDENT. This Amendment shall become effective upon the execution and delivery of counterparts hereof by the Borrowers, the Guarantors, the Lenders and each of the Agents to the Administrative Agent and the fulfillment of the following conditions:

                  The Administrative Agent shall have received evidence that Amendment Agreement No. 5, dated as of April 15, 2002, to the 2000 Credit Agreement has been executed and delivered by each of the parties thereto concurrently with the execution and delivery of this Amendment and that all conditions to the effectiveness thereof have been fulfilled.

                  The Administrative Agent shall have received a certificate signed by a Financial Officer of each Borrower that (i) both before and after giving effect to the transactions contemplated herein all representations and warranties contained in this Amendment or otherwise made in writing to the Administrative Agent in connection herewith shall be true and correct in all material respects on and as of the date hereof (except insofar as such representations and warranties relate expressly to an earlier date and except with respect to the failure to maintain inactive subsidiaries in good standing) and (ii) after giving effect to the transactions contemplated herein, there exists no unwaived Default or Event of Default.

                  The Administrative Agent shall have received certified copies of resolutions of the Board of Directors of each Borrower, approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the date hereof by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment.

                  The Administrative Agent shall have received an opinion of Morrison & Foerster LLP, counsel to Borrowers, in form and substance satisfactory to it.

                  The Administrative Agent shall have received an amendment fee (which shall be in addition to the Amendment Fee referred to in Section 2.06(a) of the Credit Agreement) equal to $445,544.55 for the account of the Lenders.

                  The Administrative Agent shall have received payment for fees charged, and all costs and expenses incurred, by counsel to the Lenders that have been invoiced through the date hereof.

                  The Administrative Agent shall have received an executed amendment to the Assignment of Contract satisfactory in form and substance to it.

                  The Administrative Agent shall have received a copy of an executed amendment, in form and substance satisfactory to the Administrative Agent, certified by an officer of each Borrower as being a true and correct copy in full force and effect, to the Senior Subordinated Note providing, among other things, that the financial covenants applicable to the Senior Subordinated Note shall be revised so that the levels of the financial covenants applicable to the Senior Subordinated Note shall not be more restrictive than 85% of the covenant levels set forth in the Credit Agreement.

                  The Administrative Agent shall have received evidence that the holders of the Senior Subordinated Note have waived all defaults (if any) existing immediately prior to the Eighth Amendment Date.

                  The Administrative Agent shall have received signature and incumbency certificates of the officers of each Borrower.

         The Administrative Agent shall have received from Dental Service and The Dental Center Adult, Inc. an executed Joinder Agreement.

                  The Administrative Agent shall have received such other documents as the Lenders or their counsel shall reasonably deem necessary.

SECTION 6. CONFIRMATION OF LOAN DOCUMENTS. Each Loan Party, by its execution and delivery of this Amendment, irrevocably and unconditionally ratifies and confirms in favor of the Administrative Agent that it consents to the terms and conditions of the Credit Agreement as it has been amended by this Amendment and that notwithstanding this Amendment, each Loan Document to which such Loan Party is a party shall continue in full force and effect in accordance with its terms, as it has been amended on the date hereof, and is and shall continue to be applicable to all of the Obligations.

SECTION 7.        MISCELLANEOUS.
                  -------------

                  In order to induce the Lenders to enter into this Amendment, each Borrower and each Guarantor, by its execution of a counterpart of this Amendment, reaffirms and restates the representations and warranties set forth in Article IV of the Credit Agreement, as amended by this Amendment and after giving effect to the transactions contemplated herein, and all such representations and warranties shall be true and correct in all material respects on and as of the date hereof (except insofar as such representations and warranties relate expressly to an earlier date and except with respect to the failure to maintain inactive subsidiaries in good standing). To further induce the Lenders into this Amendment, each Borrower and each Guarantor, by its execution of a counterpart of this Amendment, represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent that:

         It has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Amendment and the transactions contemplated hereby and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment and the transactions contemplated hereby;

         No consent of any other person (including, without limitation, shareholders or creditors of any Borrower or any Guarantor), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment;

         This Amendment has been duly executed and delivered on behalf of each Borrower and each Guarantor by a duly authorized officer, and constitutes a legal, valid and binding obligation of each Borrower and each Guarantor enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity;

         The execution, delivery and performance of this Amendment will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of any Borrower or any Guarantor;

         Each of the Dissolving Companies has no material assets or liabilities; and

         There are no defaults existing and continuing under the Senior Subordinated Note and the Convertible Subordinated Notes, after giving effect to the documents delivered pursuant to SECTION 5.

         Except, as herein expressly amended, the Credit Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms, including, without limitation, the provisions set forth in Section 11.04 of the Credit Agreement.

                  All references to the Credit Agreement contained in the Credit Agreement and the other Loan Documents and the other documents and instruments delivered pursuant to or in connection therewith shall mean the Credit Agreement, as amended hereby and as may in the future be amended, restated, supplemented or modified from time to time.

                  This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

                  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OR CONFLICT OF LAW PRINCIPLES THEREOF.

                  The parties hereto shall, at any time and from time to time following the execution of this Amendment, execute and deliver all such further instruments and take all such further actions as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment.

         IN WITNESS WHEREOF, the Borrowers, Guarantors, the Administrative Agent, the Syndication Agent and the Lenders have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                      GENTLE DENTAL SERVICE CORPORATION, as a Borrower
                      By:         /s/ L.T. Van
                           -------------------
                      Eerden
                      ------
                      Name:    L.T. Van Eerden
                             -----------------
                      Title:
                      President
                      ---------
                      GENTLE DENTAL MANAGEMENT, INC., as a Borrower
                      By:         /s/ L.T. Van
                           -------------------
                      Eerden
                      ------
                      Name:    L.T. Van Eerden
                             -----------------
                      Title:
                      President
                      ---------

                      DENTALCO MANAGEMENT SERVICES OF MARYLAND, INC.,
                             as a Guarantor
                      By:         /s/ L.T. Van Eerden
                           --------------------------
                      Name:    L.T. Van Eerden
                      Title:
                      President

                      THE DENTAL CENTER, INC., as a Guarantor
                      By:         /s/ L.T. Van Eerden
                           --------------------------
                      Name:    L.T. Van Eerden
                      Title:
                      President

                      INTERDENT, INC., as a Guarantor


                   By:

                   /s/   H. Wayne Posey
                   -------------------------------------------
                   Name:      H. Wayne Posey
                   Title:    Chairman and Chief Executive Officer


Administrativ Agent:
                   UNION BANK OF CALIFORNIA, N.A.. as Administrative Agent and
                      Lender
                      By:            /s/ Nancy A. Perkins
                      Name:  Nancy A. Perkins
                      Title:    Vice President

Lenders: JPMORGAN CHASE BANK, formerly known as THE CHASE MANHATTAN BANK, as Syndication Agent and as a Lender
                      By:           /s/ Eric
                           -----------------
                      Groberg
                      -------
                      Name:  Eric
                           ------
                      Groberg
                      -------
                      Title:    Vice
                              ------
                      President
                      ---------
                      U.S. BANK NATIONAL ASSOCIATION, as Lender
                      By:         /s/ Daniel J.
                           --------------------
                      Falstad
                      -------
                      Name:    Daniel J.
                             -----------
                      Falstad
                      -------
                      Title:      Vice
                                ------
                      President
                      ---------
                      FLEET CAPITAL CORPORATION, as a Lender
                      By:         /s/ Thomas P. Betournay
                           ------------------------------
                      Name:    Thomas P. Betournay
                             ---------------------
                      Title:      Vice
                                ------
                      President
                      ---------
                      ENDEAVOUR LLC, as a Lender
                      By:         /s/ Stuart J.
                           --------------------
                      Lissner
                      -------
                      Name:    Stuart J.
                             -----------
                      Lissner
                      -------
                      Title:      Managing
                                ----------
                      Director
                      --------
                      FIRST NATIONAL BANK, as a Lender
                      By:         /s/ Robert McNamara
                           --------------------------
                      Name:    Robert McNamara
                             -----------------
                      Title:      Vice
                                ------
                      President
                      ---------
                      B III-A CAPITAL PARTNERS, L.P.
                      By: GP III-A, LLC, its General Partner
                      By: DDJ Capital Management, LLC, Manager, as a Lender
                      By:         /s/ David J.
                           -------------------
                      Breazzano
                      ---------
                      Name:    David J. Breazzano
                             --------------------
                      Title:
                      Member
                      ------
                      STATE STREET BANK & TRUST, solely in its capacity as Custodian for General Motors Employees Global Group Pension Trust as directed by DDJ Capital Management, LLC, and not in its individual capacity, as a Lender
                      By:         /s/ Andrew
                           -----------------
                      Hood
                      ----
                      Name:    Andrew
                             --------
                      Hood
                      ----
                      Title:
                      Officer
                      -------
                      PLEASANT STREET INVESTORS, LLC, as a Lender
                      By:
                      /s/
                      ---
                      Name:
                      Title:

                      THE DENTAL CENTER ADULT, INC., as a Guarantor
                      By:         /s/ L.T. Van Eerden
                           --------------------------
                      Name:    L.T. Van Eerden
                      Title:
                      President